Exhibit 5.1

Faegre Baker Daniels LLP

2200 Wells Fargo Center • 90 South Seventh Street

Minneapolis • Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

October 31, 2018

Board of Directors of

Piper Jaffray Companies

800 Nicollet Mall, Suite 1000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

We have acted as counsel to Piper Jaffray Companies, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an additional 1,017,412 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, to be issued by the Company pursuant to the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended May 13, 2015) (the “Plan”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Amended and Restated Certificate of Incorporation, as currently in effect, and the Amended and Restated Bylaws, as currently in effect, of the Company, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed.  As to questions of fact material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and other representatives of the Company (including the Certificate), and of others, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.  We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when (a) issued and sold as contemplated in the Registration Statement and in accordance with the Plan and the terms of the applicable awards granted under the Plan, and (b) where applicable, the consideration for the Shares specified in the Plan and the terms of any awards granted under the Plan has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions, subject to the limitations and assumptions contained herein, are limited to the laws of that state and the Delaware General Corporation Law.

This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion thereafter.  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ W. Morgan Burns
W. Morgan Burns